As filed with the Securities and Exchange Commission on February 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Afya Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Cayman Islands (State or other jurisdiction of incorporation or organization)	8200 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

Alameda Oscar Niemeyer, No. 119, Salas 502, 504, 1,501 and 1,503

Vila da Serra, Nova Lima, Minas Gerais, Brazil

+55 (31) 3515 7550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Francesca Odell Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. . ☒ 333-236246

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A common shares, par value US$0.00005 per share	1,040,750	$27.50	$28,620,625.00	$3,714.96

(1)

The 1,040,750 Class A common shares being registered in this Registration Statement are in addition to the 13,250,000 Class A common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-236246).

(2)	Includes additional Class A common shares that the underwriters have the option to purchase.
(3)

Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of $27.50 per share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated February 6, 2020 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-236246). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-236246) of Afya Limited (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 6, 2020, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Maples and Calder, Cayman Islands counsel of Afya Limited, as to the validity of the Class A common shares

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.2	Consent of Ernst & Young Auditores Independentes S.S.

23.3	Consent of Maples and Calder, Cayman Islands counsel of Afya Limited (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page to the registration statement)*

* Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-236246 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nova Lima, Brazil, on this 6th day of February, 2020.

Afya Limited

By:	/s/ Virgilio Deloy Capobianco Gibbon
Name:	Virgilio Deloy Capobianco Gibbon
Title:	Chief Executive Officer

By:	/s/ Luciano Toledo de Campos
Name:	Luciano Toledo de Campos
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Virgilio Deloy Capobianco Gibbon	Chief Executive Officer	February 6, 2020
Virgilio Deloy Capobianco Gibbon	(principal executive officer)

*	Chief Financial Officer	February 6, 2020
Luciano Toledo de Campos	(principal financial officer and principal accounting officer)

*	Chairman	February 6, 2020
Nicolau Carvalho Esteves

*	Director	February 6, 2020
Renato Tavares Esteves

*	Director	February 6, 2020
Sérgio Mendes Botrel Coutinho

*	Director	February 6, 2020
Daniel Arthur Borghi

*	Director	February 6, 2020
Felipe Samuel Argalji

*	Director	February 6, 2020
Laura Guaraná Carvalho

*	Director	February 6, 2020
Vanessa Claro Lopes

*	Director	February 6, 2020
Daulins Reni Emilio

Name	Title	Date

*	Director	February 6, 2020
Rafael Munerato de Almeida

*	SVP on behalf of Cogency Global Inc.	February 6, 2020
Colleen A. DeVries	Authorized representative in the United States

*

By:	/s/ Virgilio Deloy Capobianco Gibbon
Virgilio Deloy Capobianco Gibbon Attorney-in-Fact